Exhibit 99.1
FOR RELEASE

Entegris Acquires CMP Slurry Manufacturer Sinmat

Sinmat is a leader in CMP slurries for the fast growing SiC and GaN markets

BILLERICA, Mass.,-January 10, 2020-Entegris, Inc. (Nasdaq: ENTG), a leader in specialty chemicals and advanced materials solutions, announced today it has acquired Sinmat, a CMP slurry manufacturer. Located in Gainesville, Florida, Sinmat is now part of the Specialty Chemicals and Engineered Materials (SCEM) Division of Entegris.

Sinmat is a leader in the design and production of Chemical Mechanical Planarization (CMP) slurries used for polishing ultra-hard surface materials, including SiC (silicon carbide) and GaN (gallium nitride). SiC and GaN are substrates utilized in the fast-growing end-markets of power electronics and advanced communications. The combination of Sinmat’s slurry technology with Entegris broad capabilities in CMP cleans, filtration and applications technology will enable new solutions for Entegris’ CMP customers.

“The acquisition of Sinmat brings Entegris significant technical expertise, talent and importantly the addition of specialty CMP slurries to our already broad specialty chemicals portfolio; allowing us to create unique and differentiated value for our customers,” said Bertrand Loy, President and CEO of Entegris. “Sinmat is a leader in CMP slurries for polishing high performing materials in some of the fastest growing end-markets globally, including electric vehicles and 5G communications infrastructure.”

“Joining Entegris provides us a great opportunity to increase the value we deliver to our customers. The combined technical expertise, global infrastructure, scale and operational resources will allow us to stay highly focused on product innovation and expand our global reach,” said Rajiv Singh, CEO of Sinmat.

Entegris acquired Sinmat for approximately $75 million in cash, subject to customary purchase price adjustments.

About Entegris
Entegris is a leader in specialty chemicals and advanced materials solutions for the microelectronics industry and other high-tech industries. Entegris is ISO 9001 certified and has manufacturing, customer service and/or research facilities in the United States, Canada, China, France, Germany, Israel, Japan, Malaysia, Singapore, South Korea and Taiwan. Additional information can be found at www.entegris.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include statements related to the impact of the acquisition; the ability to combine capabilities to create new solutions; growth opportunities; the growth of certain end-markets; access to new markets; market trends in the semiconductor and other industries; and other matters. These statements involve risks and uncertainties, and actual results may differ. These risks and uncertainties include, but are not limited to, our ability to effectively integrate the acquired company; market conditions relating to the acquired company's products and served markets; unexpected costs, charges or expenses resulting from the transaction; risks that the proposed transaction disrupts the current plans and operations of Entegris or the acquired business; the ability to successfully grow the acquired business; risks associated with serving new markets and industries; risks that served markets do not grow as anticipated; and other risk factors and additional information described in our filings with the Securities and Exchange Commission, including under the heading “Risks Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed on February 11, 2019, and in our other periodic filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.
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Media Contact: Bill Seymour
Email: bill.seymour@entegris.com
Tel: +1 952 556 1844